UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 28, 2012

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13759	68-0329422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Belvedere Place

Suite 300

Mill Valley, California 94941

(Address of principal executive offices and Zip Code)

(415) 389-7373

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.            Creation of a Direct Financial Obligation.

On November 28, 2012, Redwood Trust, Inc. and certain of its subsidiaries (collectively, the “Company”) completed a $171,746,000 term debt securitization. The notes offered in the debt securitization (the “Notes”) were issued by RCMC 2012-CREL1, LLC (the “Issuer”), a newly formed subsidiary of Redwood Trust, Inc. organized under the laws of the State of Delaware for the sole purpose of acquiring from the Company the collateral interests that back the Notes, issuing the Notes, and entering into certain related agreements and engaging in certain related transactions. The Notes are backed by a portfolio of collateral interests comprised of commercial real estate subordinate debt, mezzanine debt, and preferred equity interests. The Company retained all of the equity interests in the Issuer.

The sale of the Notes was executed through a private placement of approximately $171,746,000 of Notes which bear interest at a fixed rate of 5.62346%. The Notes are scheduled to mature in December 2018. The Notes were issued pursuant to, and are governed by, an Indenture, dated as of November 28, 2012, among RCMC 2012 CREL1, LLC, as Issuer, KeyCorp Real Estate Capital Markets, Inc., as Advancing Agent, and Wells Fargo Bank, National Association, as Trustee, Paying Agent, Transfer Agent, Custodian, Backup Advancing Agent and Notes Registrar (the “Indenture”). The Indenture includes covenants, representations and warranties from the Issuer and events of default, including covenants relating to maintaining the existence of the Issuer, maintaining the collateral interest in the collateral for the benefit of the holders of the Notes, not taking actions to change the nature of the Issuer from being a special purpose entity related to the issuance of the Notes (including covenants related to the special purpose Issuer’s business activities, the special purpose Issuer’s permitted subsidiaries, and mergers and business combinations involving the special purpose Issuer), providing certain information to the Indenture trustee, and making certain filings. A copy of the Indenture, together with the Schedules and Exhibits thereto, is filed as Exhibit 10.1 hereto. The Notes are limited recourse obligations of the Issuer, with recourse generally limited to the collateral interests the Notes are backed by, as set forth in the Indenture. There is no recourse for the payment of any amount owing in respect of the Notes against any officer, director, employee, shareholder, limited partner or incorporator of the Issuer or any of its successors or assigns for any amounts payable under the Notes.

The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, or any state “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration.

The description of the Notes and the Indenture contained in this Current Report on Form 8-K do not purport to be complete. The Indenture, including the form of Notes, is filed as Exhibit 10.1 hereto.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits
10.1

Indenture, dated as of November 28, 2012, among RCMC 2012 CREL1, LLC, as Issuer, KeyCorp Real Estate Capital Markets, Inc., as Advancing Agent, and Wells Fargo Bank, National Association, as Trustee, Paying Agent, Transfer Agent, Custodian, Backup Advancing Agent and Notes Registrar

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 3, 2012	REDWOOD TRUST, INC.

	By:	/s/ Andrew P. Stone
Name: Andrew P. Stone
Title: General Counsel and Secretary

Exhibit Index

Exhibit No.	Exhibit Title

10.1	Indenture, dated as of November 28, 2012, among RCMC 2012 CREL1, LLC, as Issuer, KeyCorp Real Estate Capital Markets, Inc., as Advancing Agent, and Wells Fargo Bank, National Association, as Trustee, Paying Agent, Transfer Agent, Custodian, Backup Advancing Agent and Notes Registrar